Exhibit 99.2 first quarter 2024 earnings presentation february 1, 2024 nasdaq: ocsl

Forward Looking Statements & Legal Disclosures Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward- looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Fund Advisors, LLC (together with its affiliates, “Oaktree”) to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; the ability of Oaktree and its affiliates to attract and retain highly talented professionals; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2023 and our quarterly report on Form 10-Q for the quarter ended December 31, 2023. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflicts in Ukraine and Israel), natural disasters, pandemics or cybersecurity incidents; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Calculation of Assets Under Management References to total assets under management or AUM represent assets managed by Oaktree and a proportionate amount of the AUM reported by DoubleLine Capital LP ( DoubleLine Capital ), in which Oaktree owns a 20% minority interest. Oaktree's methodology for calculating AUM includes (i) the net asset value (“NAV”) of assets managed directly by Oaktree, (ii) the leverage on which management fees are charged, (iii) undrawn capital that Oaktree is entitled to call from investors in Oaktree funds pursuant to their capital commitments, (iv) for collateralized loan obligation vehicles ( CLOs ), the aggregate par value of collateral assets and principal cash, (v) for publicly-traded business development companies, gross assets (including assets acquired with leverage), net of cash, and (vi) Oaktree's pro rata portion (20%) of the AUM reported by DoubleLine Capital. This calculation of AUM is not based on the definitions of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts managed and is not calculated pursuant to regulatory definitions. Unless otherwise indicated, data provided herein are dated as of December 31, 2023. 1

Highlights for the Quarter Ended December 31, 2023 • $0.57 per share, as compared with $0.62 per share for the quarter ended September 30, 2023 adjusted net 1 investment income • GAAP net investment income was $0.57 per share, as compared with $0.62 in the quarter ended September 30, 2023 • $19.14 per share, as compared with $19.63 per share as of September 30, 2023 net asset value • The decrease was primarily due to realized and unrealized losses on certain debt and equity investments as well as the $0.07 per share per share special distribution that was paid during the quarter • Declared a cash distribution of $0.55 per share dividends • Distribution will be payable on March 29, 2024 to stockholders of record as of March 15, 2024 • $370 million of new investment commitments • 11.6% weighted average yield on new debt investments investment activity • $368 million of new investment fundings • Received $214 million of proceeds from prepayments, exits, other paydowns and sales • $3.0 billion at fair value across 146 portfolio companies • 12.2% weighted average yield on debt investments, as compared with 12.7% as of September 30, 2023 investment portfolio • 86% senior secured • 84% of debt portfolio was floating rate • 1.02x net debt to equity ratio, up slightly from 1.01x as of September 30, 2023 capital structure & liquidity • $112 million of cash and $908 million of undrawn capacity on credit facilities 1 See page 19 for a description of this non-GAAP measure. 2

Portfolio Summary portfolio characteristics portfolio composition (At fair value) (As % of total portfolio at fair value; $ in millions) 6% 3% First Lien – $2,351mm 5% $3.0bn 146 Second Lien – $254mm 8% total investments portfolio companies Unsecured Debt – $75mm Equity – $145mm 78% Joint Ventures – $193mm 12.2% $133mm 2, 3 top ten sub-industries weighted average yield on median debt portfolio 1 debt investments company ebitda (As % of total portfolio at fair value) Application Software 15.2% Biotechnology 4.2% Data Processing & Outsourced Services 4.2% Health Care Services 4.0% Health Care Technology 3.6% 86% 84% Industrial Machinery & Sup. & Cmpnts. 3.5% senior secured floating rate Real Estate Operating Companies 2.8% debt investments Pharmaceuticals 2.4% Other Specialty Retail 2.3% Interactive Media & Services 2.2% As of December 31, 2023 Note: Numbers may not sum due to rounding. 1 Excludes investments in negative EBITDA borrowers, royalty interest financings, structured products and recurring revenue software businesses. 2 Based on GICS sub-industry classification. 3 Excludes multi-sector holdings, which is primarily composed of investments in Senior Loan Fund JV I LLC (the “Kemper JV”) and OCSI Glick JV (the “Glick JV”), joint ventures that invest primarily in senior secured loans of middle market companies. 3

Portfolio Diversity 1 diversity by investment size portfolio by industry (As % of total portfolio at fair value) (As % of total portfolio at fair value) Industry % of Portfolio Joint Ventures Software 16.7% 6% Top 10 Investments Health Care Providers & Services 6.1 20% Specialty Retail 5.6 Real Estate Management & Development 5.0 Professional Services 4.4 Commercial Services & Supplies 4.3 Biotechnology 4.2 Health Care Technology 3.6 Next 15 Investments Financial Services 3.5 21% Machinery 3.5 Remaining 119 Investments Chemicals 3.4 52% Metals & Mining 2.4 Remaining 25 Industries 30.9 Joint Ventures 6.4 OCSL’s portfolio is diverse across borrowers and industries As of December 31, 2023 Note: Numbers may not sum due to rounding. 1 Based on GICS industry classification. 4

Spotlight on OCSL’s Software Exposure software exposure end market diversity (As % of total portfolio at fair value) Application Software IT Consulting & Other Services 15.6% 14.7% Specialized Consumer Services Alternative Carriers 4.9% 13.5% software: Software Diversified Real Estate Activities 5.4% Systems Software Rest of Portfolio 6.6% 16.7% Internet Services & Infrastructure 9.9% 6.6% Human Resource & Employment Services 6.9% 8.3% Broadcasting 7.7% 1 Other oaktree’s approach to software investing software portfolio characteristics • Target large, diversified businesses with entrenched customer bases 12/31/2023 Fair Value of Software Portfolio ($ in millions) $505 • Companies provide mission critical software solutions that lead to high customer retention rates Number of Portfolio Companies 26 • Focus on constructing a balanced application software portfolio First Lien (% of software portfolio) 85.6% that is composed of businesses that serve different end markets 2 Average Portfolio Company Revenues ($ millions) $662 • Backed by large, well-established private equity firms who have 3 strong reputations and deep sector expertise Average LTV 40% OCSL’s software investments are in large companies that serve diverse end markets As of December 31, 2023 1 Includes Oil & Gas Exploration & Production, Aerospace & Defense, Diversified Financial Services, Education Services, Automotive Parts & Equipment, Property & Casualty Insurance, Interactive Media & Services and Health Care Technology. 2 5 Revenues based on the most recent portfolio company financial statements for the trailing twelve-month reported period. 3 Average loan-to-value (“LTV”) represents the net ratio of loan-to-value for each software portfolio company, weighted based on the fair value of total software investments as of December 31, 2023.

Investment Activity new investment highlights historical funded originations and exits ($ in millions) $368 $400 $364 $274 300 $261 $243 $370mm $368mm $214 200 $162 new investment new investment $117 $104 $104 1 commitments fundings 100 0 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 1 2 New Funded Investments Investment Exits 11.6% 100% new investment composition weighted average yield on also held by other new debt commitments oaktree funds (As % of new investment commitments; $ in millions) 1% 3% First Lien - $354mm $279mm $91mm Subordinated Debt - $12mm new investment new investment commitments in new commitments in existing portfolio companies portfolio companies Preferred Equity - $4mm 96% Note: Numbers rounded to the nearest million or percentage point and may not sum as a result. Excludes the $572 million of investments at fair value acquired in the merger of Oaktree Strategic Income II, Inc. (“OSI2”) with and into us (the “OSI2 Merger”), which closed on January 23, 2023. 1 New funded investments includes drawdowns on existing delayed draw and revolver commitments. 2 Investment exits includes proceeds from prepayments, exits, other paydowns and sales. 6

Investment Activity (continued) new investment commitment detail ($ in millions) Security Type Market Investment Number of Unsecured & Private Primary Secondary Avg. Secondary Fiscal Quarter Commitments Deals First Lien Second Lien Other Placement (Public) (Public) Purchase Price 2Q2020 $273 39 $210 $21 $42 $141 $58 $75 83% 3Q2020 261 18 177 8 76 154 71 35 74 4Q2020 148 10 123 25 0.5 90 57 2 96 1Q2021 286 21 196 90 -- 181 84 22 93 2Q2021 318 20 253 44 21 245 63 10 93 3Q2021 178 10 141 25 12 104 70 5 97 4Q2021 385 20 350 13 23 304 79 2 100 1Q2022 300 21 220 77 2 227 73 -- N/A 2Q2022 228 25 163 17 48 162 26 40 96 3Q2022 132 28 100 6 25 63 5 63 91 4Q2022 97 11 65 -- 32 71 22 4 92 1Q2023 250 25 214 10 26 188 49 14 82 2Q2023 124 9 124 -- -- 118 5 1 81 3Q2023 251 10 227 24 0.2 224 20 7 85 4Q2023 87 6 87 -- -- 76 12 -- N/A 1Q2024 370 24 354 -- 16 302 -- 68 90 Note: Numbers may not sum due to rounding. Excludes any positions originated, purchased and sold within the same quarter and the assets acquired in the OSI2 Merger. 7

OAKTREE
OCSL | Specialty Lending Corporation

Financial Highlights

($ and number of shares in thousands, except per share amounts)	As of 12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
GAAP Net Investment Income per Share	$0.57	$0.62	$0.63	$0.63	$0.63
Adjusted Net Investment Income per Share[1]	*$0.57*	*$0.62*	*$0.62*	*$0.62*	*$0.61*
Net Realized and Unrealized Gains (Losses), Net of Taxes per Share	$(0.43)	$(0.02)	$(0.15)	$(0.33)	$(0.42)
Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes per Share[1]	*$(0.42)*	*$(0.02)*	*$(0.14)*	*$(0.05)*	*$(0.39)*
Earnings (Loss) per Share	$0.14	$0.60	$0.48	$0.29	$0.22
Adjusted Earnings (Loss) per Share[1]	*$0.15*	*$0.60*	*$0.47*	*$0.57*	*$0.22*
Quarterly Distributions per Share	$0.55	$0.55	$0.55	$0.55	$0.54
Special Distributions per Share	$0.07	--	--	--	$0.42
NAV per Share	$19.14	$19.63	$19.58	$19.66	$19.63
Weighted Average Shares Outstanding	77,840	77,130	77,080	73,203	61,142
Shares Outstanding, End of Period	78,965	77,225	77,080	77,080	61,220
Investment Portfolio (at Fair Value)	$3,018,552	$2,892,420	$3,135,619	$3,164,860	$2,642,870
Cash and Cash Equivalents	$112,369	$136,450	$59,704	$43,750	$17,382
Total Assets	$3,266,195	$3,217,839	$3,335,974	$3,318,507	$2,767,260
Total Debt Outstanding[2]	$1,622,717	$1,600,731	$1,740,066	$1,723,840	$1,463,624
Net Assets	$1,511,651	$1,515,764	$1,509,441	$1,515,150	$1,201,989
Total Debt to Equity Ratio	1.10x	1.10x	1.18x	1.16x	1.26x
Net Debt to Equity Ratio	1.02x	1.01x	1.14x	1.14x	1.24x
Weighted Average Interest Rate on Debt Outstanding[3]	7.0%	7.0%	6.6%	6.2%	5.6%

Note: The Company completed a 1-for-3 reverse stock split on January 20, 2023, effective as of the commencement of trading on January 23, 2023. All share amounts and per share information included in this presentation reflect the reverse stock split on a retroactive basis.

[1] See page 19 for a description of the non-GAAP measures.
[2] Net of unamortized financing costs.
[3] Includes effect of the interest rate swap agreements the Company entered into in connection with the issuance of the 2027 Notes and the 2029 Notes.

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OAKTREE
OCSL | Specialty Lending Corporation

Portfolio Highlights

($ in thousands, at fair value)	As of 12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Investments at Fair Value	$3,018,552	$2,892,420	$3,135,619	$3,164,860	$2,642,870
Number of Portfolio Companies	146	143	156	165	156
Average Portfolio Company Debt Investment Size	$20,200	$19,800	$19,800	$18,800	$16,500
Asset Class:					
First Lien	77.9%	76.4%	76.5%	75.0%	71.9%
Second Lien	8.4	10.1	12.0	13.0	14.4
Unsecured Debt	2.5	1.9	1.7	1.9	2.4
Equity	4.8	5.0	3.8	4.1	4.3
Joint Venture Interests	6.4	6.6	6.0	6.0	7.0
Interest Rate Type for Debt Investments:					
% Floating-Rate	84.3%	86.2%	86.0%	87.9%	87.3%
% Fixed-Rate	15.7	13.8	14.0	12.1	12.7
Yields:					
Weighted Average Yield on Debt Investments[1]	12.2%	12.7%	12.3%	11.9%	11.6%
Cash Component of Weighted Average Yield on Debt Investments	11.1	11.2	11.4	10.9	10.3
Weighted Average Yield on Total Portfolio Investments[2]	11.7	12.0	11.8	11.5	11.2

Note: Numbers may not sum due to rounding.

[1] *Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the mergers of Oaktree Strategic Income Corporation (the "OCSI Merger") and the OSI2 Merger. See page 19 for a description of the non-GAAP financial measures.*

[2] *Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and the OSI2 Merger. See page 19 for a description of the non-GAAP financial measures.*

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Investment Activity As of 1 ($ in thousands) 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 New Investment Commitments $370,300 $87,500 $251,000 $123,800 $250,300 2 New Funded Investment Activity $367,600 $117,100 $243,300 $103,600 $274,400 Proceeds from Prepayments, Exits, Other Paydowns and Sales $213,500 $364,400 $261,000 $162,100 $104,400 3 Net New Investments $154,100 $(247,300) $(17,700) $(58,500) $170,000 New Investment Commitments in New Portfolio Companies 14 3 6 6 18 New Investment Commitments in Existing Portfolio Companies 10 3 4 3 7 Portfolio Company Exits 10 16 16 5 11 Weighted Average Yield at Cost on New Debt Investment Commitments 11.6% 12.0% 12.6% 11.9% 13.1% 1 Excludes the assets acquired in the OSI2 Merger. 2 New funded investment activity includes drawdowns on existing revolver commitments. 3 Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales. 10

Net Asset Value Per Share Bridge adjusted net realized and unrealized adjusted nii gains (losses), net of taxes $0.57 ($0.42) $21.00 $0.00 20.00 $0.04 ($0.47) $0.01 $0.57 ($0.55) ($0.01) ($0.07) 19.00 18.00 17.00 $19.63 $19.20 $19.21 $19.14 $19.14 16.00 15.00 14.00 9/30/23 NAV GAAP Net Interest Income Net Unrealized Net Realized Net Realized & Quarterly Net Realized & 12/31/23 NAV Special 12/31/23 NAV 1 Investment Accretion Appreciation / Gain / (Loss) Unrealized Loss Distribution Unrealized Loss Before Special Distribution 1 Income Related to (Depreciation) Related to Related to Distribution Merger Merger Merger Accounting Accounting Accounting Adjustments Adjustments Adjustments Note: Numbers may not sum due to rounding. Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. Numbers may not sum due to rounding. See page 19 for a description of the non-GAAP measures. 1 Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter. 11

OAKTREE
OCSL | Specialty Lending Corporation

Capital Structure Overview

0.90x to 1.25x
TARGET LEVERAGE RATIO

Investment Grade Rated
BY MOODY'S AND FITCH

57%
UNSECURED BORROWINGS

$1.0bn
AVAILABLE LIQUIDITY[4]

FUNDING SOURCES

($ in millions)

	Committed	Principal Outstanding	Interest Rate	Maturity
Syndicated Credit Facility	$1,218	$430	SOFR + 2.00%	6/23/2028
Citibank Facility	400	280	SOFR + 2.00%-2.75%[1]	1/26/2027
2025 Notes	300	300	3.500%	2/25/2025
2027 Notes	350	350	2.700% (SOFR + 1.658%)[2]	1/15/2027
2029 Notes	300	300	7.100% (SOFR + 3.126%)[3]	2/15/2029
Cash and Cash Equivalents	--	(112)	--	--
Total	**$2,568**	**$1,548**		
Weighted Average Interest Rate		**7.0%**		
Net Debt to Equity Ratio		**1.02x**		

MATURITIES

($ in millions)


$1,500
1,000
500
0
$120
$280
$350
$300
$788
$430
$300
2024
2025
2026
2027
2028
2029
Unsecured Debt
Credit Facilities Drawn
Credit Facilities Undrawn

Diverse and flexible sources of debt capital with ample liquidity

As of December 31, 2023
Note: Numbers may not sum due to rounding.
[1] The interest rate on outstanding borrowings is SOFR plus 2.00% on broadly syndicated loans and SOFR plus 2.75% on all other eligible loans.
[2] The Company entered into an interest rate swap agreement under which the Company receives a fixed interest rate of 2.700% and pays a floating rate of the three-month SOFR plus 1.658% on a notional amount of $350 million.
[3] The Company entered into an interest rate swap agreement under which the Company receives a fixed interest rate of 7.100% and pays a floating rate of the three-month SOFR plus 3.126% on a notional amount of $300 million
[4] Liquidity was composed of $112.4 million of unrestricted cash and cash equivalents and $907.5 million of undrawn capacity under the credit facilities (subject to borrowing base and other limitations).

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OAKTREE
OCSL | Specialty Lending Corporation

Funding and Liquidity Metrics

LEVERAGE UTILIZATION

($ in millions)


$3,000
2,500
2,000
1,500
1,000
500
0
$2,100
$2,268
$2,568
$2,568
$335
$483
$908
$908
$1,765
$1,785
$1,660
$1,660
3/31/2023
6/30/2023
9/30/2023
12/31/2023
Total Debt Outstanding
Undrawn Capacity

	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Cash	$44	$60	$136	$112
Net Assets	$1,515	$1,509	$1,516	$1,512
Total Leverage	1.16x	1.18x	1.10x	1.10x
Net Leverage	1.14x	1.14x	1.01x	1.02x

LIQUIDITY OVERVIEW

($ in millions)

	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Credit Facilities Committed	$1,450	$1,618	$1,618	$1,618
Credit Facilities Drawn	(1,115)	(1,135)	(710)	(710)
Cash and Cash Equivalents	44	60	136	112
Total Liquidity	**379**	**542**	**1,044**	**1,020**
Total Unfunded Commitments[1]	(237)	(247)	(206)	(200)
Unavailable Unfunded Commitments[2]	53	62	51	34
Adjusted Liquidity	**$195**	**$357**	**$890**	**$854**

Ample liquidity to support funding needs[3]

1 *Excludes unfunded commitments to the Kemper JV and Glick JV.*
2 *Includes unfunded commitments ineligible to be drawn due to certain limitations in credit agreements.*
3 *As of December 31, 2023, we have analyzed cash and cash equivalents, availability under our credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believe our liquidity and capital resources are sufficient to invest in market opportunities as they arise.*

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Strategic Joint Ventures are Accretive to Earnings ocsl’s joint ventures are income-enhancing vehicles that primarily invest in senior secured loans of middle market companies and other corporate debt securities Key Attributes of Joint Ventures: • Equity ownership: 87.5% OCSL and 12.5% joint venture partner • Shared voting control: 50% OCSL and 50% joint venture partner kemper jv characteristics glick jv characteristics (At fair value) (At fair value) $142mm 4.7% $51mm 1.7% ocsl’s investments % of ocsl’s ocsl’s investments % of ocsl’s in the kemper jv portfolio in the glick jv portfolio $5.1mm 14.3% $2.0mm 16.3% net investment return on ocsl’s net investment return on ocsl’s 1 3 2 3 income investment (annualized) income investment (annualized) combined portfolio summary portfolio company wtd. avg. debt portfolio investment portfolio first lien leverage ratio count yield $450mm 97% 54 11.2% 1.1x As of December 31, 2023 1 Represents OCSL’s 87.5% share of the Kemper JV’s net investment income (excluding subordinated note interest expense) earned during the quarter ended December 31, 2023. 14 2 Represents OCSL’s 87.5% share of the Glick JV’s net investment income (excluding subordinated note interest expense) earned during the quarter ended December 31, 2023. 3 Calculated as OCSL’s share of each respective joint venture’s net investment income annualized, divided by the fair value of OCSL’s investments in each joint venture as of September 30, 2023.

Compelling Performance Under Oaktree Management 1 nav and cumulative distributions paid per share $30.00 25.00 $5.12 $5.60 $8.79 $9.34 $4.65 $8.24 $7.69 $4.22 $6.09 $6.60 $7.14 $3.83 $3.47 $3.14 $2.25 $1.97 $1.68 $1.40 20.00 $0.42 $0.42 $0.42 $0.42 $2.82 $0.49 $1.11 $0.54 $0.83 $0.26 $2.54 15.00 $22.03 $21.84 $21.78 $21.66 $21.27 $20.67 $20.54 $20.38 10.00 $19.79 $19.81 $19.82 $19.65 $19.63 $19.66 $19.58 $19.63 $19.47 $19.14 $18.57 $18.26 $18.28 $17.84 $17.44 $17.61 $16.01 5.00 0.00 NAV Per Share Cumulative Special Distributions Paid Per Share Cumulative Quarterly Distributions Paid Per Share 2 OCSL has generated a 10.2% annualized return on equity under Oaktree management Note: The Company completed a 1-for-3 reverse stock split on January 20, 2023, effective as of the commencement of trading on January 23, 2023. All share amounts and per share information included in this presentation reflect the reverse stock split on a retroactive basis. 1 15 Cumulative distributions declared and paid from December 31, 2017 through December 31, 2023. 2 Annualized return on equity calculated as the change in net asset value plus distributions paid from December 31, 2017 through December 31, 2023. Assumes dividends reinvested at NAV.

Appendix

OAKTREE
OCSL | Specialty Lending Corporation

Quarterly Statement of Operations

($ in thousands)	For the three months ended				
	12/31/2023	**9/30/2023**	**6/30/2023**	**3/31/2023**	**12/31/2022**
INVESTMENT INCOME					
Interest income	$91,414	$94,732	$95,310	$88,745	$69,978
PIK interest income	3,849	5,544	3,967	4,123	6,130
Fee income	1,307	572	1,573	2,380	2,021
Dividend income	1,415	1,057	1,050	1,054	1,050
GAAP total investment income	**97,985**	**101,905**	**101,900**	**96,302**	**79,179**
Interest income amortization related to merger accounting adjustments	29	252	(842)	(561)	(1,746)
Adjusted total investment income	***98,014***	***102,157***	***101,058***	***95,741***	***77,433***
EXPENSES					
Base management fee	11,477	11,516	11,983	11,483	9,917
Part I incentive fee	9,028	9,531	9,590	9,007	7,703
Part II incentive fee	--	--	--	--	--
Interest expense	32,170	32,326	30,793	27,804	20,719
Other operating expenses[1]	2,621	2,534	2,621	3,805	2,704
Total expenses	**55,296**	**55,907**	**54,987**	**52,099**	**41,043**
Fees waived	(1,500)	(1,500)	(1,500)	(1,775)	(750)
Net expenses	**53,796**	**54,407**	**53,487**	**50,324**	**40,293**
(Provision) benefit for taxes on net investment income	--	--	--	--	--
Excise tax	--	--	--	--	(78)
GAAP net investment income	**44,189**	**47,498**	**48,413**	**45,978**	**38,808**
Less: Interest income accretion related to merger accounting adjustments	29	252	(842)	(561)	(1,746)
Add: Part II incentive fee	--	--	--	--	--
Adjusted net investment income	***$44,218***	***$47,750***	***$47,571***	***$45,417***	***$37,062***

Note: See page 19 for a description of the non-GAAP measures.

[1] Includes professional fees, directors fees, administrator expense and general and administrative expenses.

17

Quarterly Statement of Operations (continued) For the three months ended ($ in thousands, except per share amounts) 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 net realized and unrealized gains (losses) Net unrealized appreciation (depreciation) $(25,025) $13,745 $(1,039) $(18,279) $(22,982) Net realized gains (losses) (8,453) (13,238) (10,603) (6,111) (3,203) (Provision) benefit for taxes on realized and unrealized gains (losses) (176) (2,053) (86) (66) 549 GAAP net realized and unrealized gains (losses), net of taxes $(33,654) $(1,546) $(11,728) $(24,456) $(25,636) Net realized and unrealized losses (gains) related to merger accounting 796 (122) 612 20,955 1,746 adjustments Adjusted net realized and unrealized gains (losses), net of taxes $(32,858) $(1,668) $(11,116) $(3,501) $(23,890) GAAP net increase (decrease) in net assets resulting from operations $10,535 $45,952 $36,685 $21,522 $13,172 Interest income amortization (accretion) related to merger accounting 29 252 (842) (561) (1,746) adjustments Net realized and unrealized losses (gains) related to merger accounting 796 (122) 612 20,955 1,746 adjustments Adjusted earnings (loss) $11,360 $46,082 $36,455 $41,916 $13,172 per share data: GAAP total investment income $1.26 $1.32 $1.32 $1.32 $1.30 Adjusted total investment income 1.26 1.32 1.31 1.31 1.27 GAAP net investment income 0.57 0.62 0.63 0.63 0.63 Adjusted net investment income 0.57 0.62 0.62 0.62 0.61 GAAP net realized and unrealized gains (losses), net of taxes (0.43) (0.02) (0.15) (0.33) (0.42) Adjusted net realized and unrealized gains (losses), net of taxes (0.42) (0.02) (0.14) (0.05) (0.39) GAAP net increase/decrease in net assets resulting from operations 0.14 0.60 0.48 0.29 0.22 Adjusted earnings (loss) 0.15 0.60 0.47 0.57 0.22 Weighted average common shares outstanding 77,840 77,130 77,080 73,203 61,142 Shares outstanding, end of period 78,965 77,225 77,080 77,080 61,220 18 Note: See page 19 for a description of the non-GAAP measures. Per share amounts have been adjusted for the one-for-three reverse stock split which took effect before market open on January 23, 2023.

Non-GAAP Disclosures The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues ( ASC 805 ). The consideration paid to each of the stockholders of Oaktree Strategic Income Corporation (“OCSI”) and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than non-qualifying assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation / depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete / amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation / depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete / amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain / loss with a corresponding reversal of the unrealized appreciation / depreciation on disposition of such equity investments acquired. The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes Adjusted Total Investment Income , Adjusted Total Investment Income Per Share , Adjusted Net Investment Income and Adjusted Net Investment Income Per Share are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the accretion income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree under its second amended and restated investment advisory agreement (the “A&R Advisory Agreement”), and specifically as its relates to Adjusted Net Investment Income and Adjusted Net Investment Income Per Share , without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income/gain resulting from the Mergers and used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics align the Company's key financial measures with the calculation of incentive fees payable to Oaktree under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of Oaktree absent such exclusion). 19

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